UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2010
Qlik Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 828-9768
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 14, 2010, Qlik Technologies Inc. (the “Company”) announced that, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has elected John C. Burris, age 55, as a director, with his initial term expiring at the Company’s 2013 annual meeting of stockholders, effective as of October 12, 2010. In connection with Mr. Burris’ election, and pursuant to the Company’s bylaws, the Board of Directors has increased the number of directors to seven.
Mr. Burris has been the Chief Executive Officer and a Director of Sourcefire, Inc., a global leader in intelligent cybersecurity solutions, since 2008. Mr. Burris served as Senior Vice President, Worldwide Sales and Services of Citrix Systems, Inc., a publicly traded information technology company specializing in application delivery infrastructure, from January 2001 to July 2008. From July 1999 to January 2001, Mr. Burris served as Senior Vice President, Services of Citrix Systems. Prior to joining Citrix Systems, Mr. Burris was employed by Lucent Technologies, a publicly traded communications networks company, from 1994 to 1999 as Vice President and General Manager of the Gulf States region. Prior to 1994, Mr. Burris was employed in various customer service capacities for AT&T Corp., including a term as managing director for AT&T’s Asia/Pacific region. Mr. Burris graduated from Marshall University with a BBA degree in Management and completed an eMBA while at AT&T. Mr. Burris currently serves on the board of directors of workspace.com, a privately held SaaS company. Mr. Burris brings extensive leadership, management, sales and corporate development experience to our Board of Directors.
On October 12, 2010, Mr. Burris was awarded 3,320 restricted stock units (“RSUs”) under the Company’s 2010 Equity Incentive Plan. The RSUs will vest in full on the earlier of (i) the one year anniversary of the grant date, (ii) Mr. Burris’ death or (iii) a change of control of the Company. Based on a closing stock price of the Company’s common stock on the Nasdaq Global Market of $22.59 per share on October 12, 2010, the aggregate fair value of these RSUs was approximately $75,000. Mr. Burris will also receive a $25,000 annual fee. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, an equity award with a fair market value of $75,000. Such annual option will vest over the following year, except that in the event of a change of control or death the award will become fully vested. The outside director compensation program is described in further detail in the Company’s Registration Statement on Form S-1, as amended (File No. 333-165844), which was declared effective by the Securities and Exchange Commission on July 15, 2010.
Mr. Burris and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is attached hereto as Exhibit 99.2.
The Board of Directors has determined that Mr. Burris is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Qlik Technologies Inc. dated October 14, 2010.

99.2	Form of Indemnification Agreement between Qlik Technologies Inc. and John C. Burris.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer
Dated: October 14, 2010